EXHIBIT 32.2
CLARCOR Inc.
Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Bruce A. Klein, Vice President — Finance and Chief Financial Officer of CLARCOR Inc., hereby certify that the accompanying Report of CLARCOR Inc. on Form 10-K Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 10-K Annual Report fairly presents, in all material respects, the financial condition and results of operations of CLARCOR Inc.

By	/s/ Bruce A. Klein

Bruce A. Klein
Vice President — Finance and
Chief Financial Officer
Date: February 9, 2006